FOR IMMEDIATE RELEASE

Ferro Schedules Earnings Release and Conference Call for 2005 Third and Fourth Quarter Results

CLEVELAND, Ohio – May 8, 2006 – Ferro Corporation (NYSE: FOE) announced today it will release third and fourth quarter 2005 financial results before the market opens on Wednesday, May 10, 2006.

A conference call to discuss the earnings will follow the release at 9:00 a.m. Eastern Time. Participants from Ferro will include President and CEO, James Kirsch, Chief Financial Officer, Thomas Gannon and Director of Investor Relations, David Longfellow.

If you wish to listen to the conference call, dial (888) 780-9648 if calling from the United States or Canada, or dial (773) 681-5870 if calling from outside North America. Reference the passcode, FOE, and the conference leader, David Longfellow. Please dial into the call approximately 10 minutes before the call is planned to begin. A live Webcast will also be available by clicking on the Investor Information link at the top of Ferro’s corporate Website at http://www.ferro.com.

A replay of the call will be available from 11:00 a.m. Eastern Time on May 10 until 10:00 p.m. Eastern Time on May 15. To access the toll-free replay, dial (800) 756-6160 if calling from the United States or Canada, or dial (203) 369-3595 if calling from outside North America. The replay will also be available by clicking on the Investor Information link on the Ferro corporate Website at http://www.ferro.com, beginning at noon Eastern Time on May 10.

About Ferro Corporation

Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 7,000 employees globally and reported sales of approximately $1.8 billion in 2004. For more information, see the Company’s website at www.ferro.com.

Cautionary Note on Forward-Looking Statements

The foregoing discussion may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Changes in customer requirements, markets or industries Ferro serves;

•	Changes in the costs of major raw materials or sources of energy, particularly natural gas;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates;

•	The ability of the Company to successfully negotiate, execute and deliver definitive documentation with respect to a new credit facility or otherwise obtain financing needed to repay any indebtedness that may be accelerated by events of default and prepay or redeem other indebtedness;

•	Access to capital markets and borrowings, primarily in the United States, and any restrictions placed on Ferro by current or future financing arrangements, including consequences of any future failure to be in compliance with any material provisions or covenants of our credit facilities;

•	The ultimate outcome of class action lawsuits filed against the Company; and

•	The effect of possible acts of God, terrorists, or the public enemy, or of fires, explosions, wars, riots, accidents, embargos, natural disasters, strikes or other work stoppages, or quarantines or other governmental actions or other events or circumstances beyond the Company’s reasonable control.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

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